Alliance Multi-Market Strategy		Exhibit 77Q1(a)
  Trust, Inc.
811-6251




Articles of Amendment and Restatement dated April 9, 1991:
Incorporated by reference to Exhibit 1(a) to Post-Effective Amendment No. 18 to Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on October 31, 1997.

Articles Supplementary dated April 30, 1993: Incorporated by reference to Exhibit 1(b) to Post-Effective Amendment No. 20 to Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on October 30, 1998.

Articles of Transfer dated May 5, 1995 and Certificate of Correction of Articles of Transfer dated May 15, 1995:
Incorporated by reference to Exhibit 1(c) to Post-Effective Amendment No. 20 to Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on October 30, 1998.

Articles Supplementary dated October 2, 1996: Incorporated by reference to Exhibit 1(c) to Post-Effective Amendment No. 15 to Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on October 31, 1996.

Articles Supplementary dated April 29, 1997: Incorporated by reference to Exhibit 1(b) to Post-Effective Amendment No. 18 to Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on October 31, 1997.


By-Laws: Incorporated by reference to Exhibit 2 to Post-
Effective Amendment No. 18 to Registrant's Registration
Statement on Form N-1A, filed with the Securities and Exchange Commission on October 31, 1997.


Alliance Multi-Market Strategy		Exhibit 77Q1(e)
  Trust, Inc.
811-6251

Investment Advisory Agreement: Incorporated by reference to
Exhibit 5 to Post-Effective Amendment No. 18 to Registrant's
Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on October 31, 1997.



Alliance Multi-Market Strategy		Exhibit 77M
  Trust, Inc.
811-6251



77M - Mergers


At the Regular Meeting of the Board of Directors of Alliance Multi-Market Strategy Trust, Inc. ("AMMST") held on July
15, 1998, the Directors of AMMST approved a form of Agreement and Plan of Reorganization and Liquidation (the "Plan") between AMMST and Alliance World Income Trust,
Inc. ("AWIT") governing the proposed acquisition of the assets of AWIT by AMMST and authorized the officers of AMMST to take certain other actions in connection therewith. In addition, the Directors of AMMST also authorized the issuance of shares of common stock as contemplated in the Plan and also made certain other determinations pursuant to the requirements of Rule 17a-8 under the Investment Company Act of 1940.

Subsequently, at a Special Meeting of Shareholders of AWIT held on October 12, 1998, the shareholders of AWIT approved the Agreement and Plan of Reorganization and Liquidation providing for the transfer of all the assets and liabilities of AWIT in exchange for shares of AMMST, the distribution of such shares to shareholders of AWIT and the subsequent dissolution of AWIT. The sale of assets took place on October 16, 1998. AWIT has ceased to be an investment company as defined in the Act and anticipates making the N8-F filing shortly.



Alliance Multi-Market Strategy		Exhibit 77Q1(g)
  Trust, Inc.
811-6251


AGREEMENT AND PLAN OF REORGANIZATION AND LIQUIDATION

	AGREEMENT AND PLAN OF REORGANIZATION AND LIQUIDATION dated as of October 12, 1998 between Alliance Multi-Market Strategy Trust,
Inc. ("Multi-Market Strategy"), and Alliance World Income Trust,
Inc. ("World Income"), each a Maryland corporation.

	In consideration of the mutual promises herein contained, the parties hereto agree as follows:


1.  Shareholder Approval

	A meeting of the shareholders of World Income shall be called and held for the purpose of acting upon this Agreement and the transactions contemplated herein. Multi-Market Strategy shall furnish to World Income such data and information relating to Multi-Market Strategy as shall be reasonably requested by World Income for inclusion in the information to be furnished to shareholders of World Income in connection with the meeting for the purpose of acting upon this Agreement and the transactions contemplated herein. Approval by the shareholders of World
Income of this Agreement and the transactions contemplated herein shall, to the extent necessary to permit the consummation of the transactions contemplated herein without violating any investment objective, policy or restriction of World Income, be deemed to constitute approval by the shareholders of a temporary amendment of any investment objective, policy or restriction that would otherwise be inconsistent with or violated upon the consummation of such transactions solely for the purpose of consummating such transactions.


2.  Reorganization

The transactions described in this section are hereinafter collectively referred to as the "Reorganization."

	(a) Plan of Reorganization and Liquidation.

(i) World Income agrees to and will grant, bargain, sell, convey, assign, transfer and deliver to Multi-Market Strategy at the closing provided for in Section 2(b) (the "Closing") all of the assets, rights, claims and businesses of every kind, character and description (whether tangible or intangible, whether real, personal or mixed, whether absolute, accrued, contingent or otherwise, whether or not determinable at the time of the Closing, and wherever located) of World Income to the extent they exist on or after the Closing. In consideration thereof, at the Closing, Multi-Market Strategy agrees to and will (A) assume and pay, to the extent that they exist on the Closing, all liabilities of World Income and
(B) deliver to World Income the number of full and fractional Class C Shares of Multi-Market Strategy, par value $.001 per share (the "Multi-Market Strategy Shares"), equal to that number of full and fractional shares of World Income, par value $.002 per share (the "World Income Shares"), determined by multiplying the number of World Income Shares of that class by the exchange ratio as computed as set forth below, the product of such multiplication to be carried to the third decimal place. The exchange ratio of World Income Shares shall be the number determined by dividing the net asset value per share of World Income Shares by the net asset value per share of Class C shares of Multi-Market Strategy Shares. In each case such net asset values are to be determined on a consistent basis by the appropriate officers of World Income or Multi-Market Strategy, as the case may be, as of the close of regular trading on the New York Stock Exchange, Inc. (the "Exchange") next preceding the Closing. The exchange ratio shall be carried to the fourth decimal place.

	(ii) At the Closing, World Income will liquidate and distribute pro rata to the holders of record of World Income Shares as of the Closing the Multi-Market Strategy Shares received by World Income pursuant to this Section 2(a). Such liquidation and distribution will be accompanied by the establishment of an open account on the share records of Multi-Market Strategy in the name of each holder of World Income Shares and representing the number of Multi-Market Strategy Shares due such shareholder. Fractional Multi-Market Strategy Shares will be carried to the third decimal place. Simultaneously with such crediting of the Multi-Market Strategy Shares to the shareholders, the World Income Shares held by such shareholders shall be canceled. Certificates representing Multi-Market Strategy Shares will be issued in accordance with the then-current Multi-Market Strategy prospectus; provided, however, that any certificate representing Multi-Market Strategy Shares to be issued in replacement of a certificate representing World Income Shares shall be issued only upon the surrender of such latter certificate.

	(iii) Following the Closing, World Income will dissolve.

	(b) Closing. The Closing shall occur at the later of (i) the final adjournment of the meeting of the holders of World Income
Shares at which this Agreement and the transactions contemplated hereby will be considered and (ii) such later time or times as may be agreed.


3.  Articles of Incorporation; By-Laws; Board of Directors;
Officers

	Multi-Market Strategy hereby covenants and agrees as follows:

	(a) Charter. The Charter of Multi-Market Strategy in effect at the Closing shall continue to be the Charter of Multi-Market Strategy until altered, amended or repealed as provided by law.

	(b) By-Laws. The By-laws of Multi-Market Strategy in effect at the Closing shall continue to be the By-laws of Multi-Market Strategy until the same shall thereafter be altered, amended or repealed in accordance with the Articles of Incorporation or By-laws of Multi-Market Strategy.

	(c) Directors. The directors of Multi-Market Strategy at the Closing shall continue to be the directors of Multi-Market
Strategy until they resign or their successors shall have been elected and qualified.

	(d) Officers. Subject to the provisions of the By-laws of Multi-Market Strategy, the officers of Multi-Market Strategy at the Closing shall continue to be the officers of Multi-
Market Strategy until they resign or their successors shall have been elected and qualified.

	(e) Vacancies. If at the Closing a vacancy shall exist on the Board of Directors or in any of the offices of Multi-
Market Strategy, such vacancy may thereafter be filled in the manner provided by the By-laws of Multi-Market Strategy, consistent with the provisions of Section 16 of the Investment
Company Act of 1940, as amended (the "Act").


4.  Representations, Warranties and Covenants of Multi-Market
Strategy

	Multi-Market Strategy represents and warrants to, and covenants with, World Income as follows:

	(a) Organization, Existence, Etc. Multi-Market Strategy is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has the power to carry on its business as it is now being conducted and as described in its currently effective Registration
Statement on Form N-1A. Multi-Market Strategy is qualified to do business under the laws of every jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on Multi-
Market Strategy. Multi-Market Strategy has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as now being conducted and as described in its currently effective
Registration Statement on Form N-1A.

	(b) Registration as Investment Company.  Multi-Market
Strategy is registered under the Act as an open-end investment company of the management type; such registration has not been revoked or rescinded and is in full force and effect.

	(c) Capitalization. The authorized capital stock of Multi-Market Strategy consists of 3,000,000,000 shares of Class A
Common Stock, 3,000,000,000 shares of Class B Common Stock and 3,000,000,000 shares of Class C Common Stock, each having a par value $.001 per share. As of June 30, 1998, there were outstanding 14,715,065 shares of Class A Common Stock,
1,150,613 shares of Class B Common Stock and 119,373 shares of Class C Common Stock. All of the outstanding shares of common stock of Multi-Market Strategy have been duly authorized and are validly issued, fully paid and nonassessable. Because Multi-Market Strategy is an open-end investment company engaged in the continuous offering and redemption of its shares, the number of outstanding Multi-Market Strategy Shares may change prior to the Closing.

	(d) Financial Statements. The financial statements of Multi-Market Strategy for the year ended October 31, 1997, which are audited, and for the six months ended April 30, 1998, which are unaudited (the "Multi-Market Strategy Financial Statements"), previously delivered to World Income, fairly present the financial position of Multi-Market Strategy as of the dates thereof and the results of its operations and changes in its net assets for the periods indicated.

	(e) Shares to be Issued Upon Reorganization. The Multi-Market Strategy Shares to be issued in connection with the Reorganization have been duly authorized and upon consummation of the Reorganization will be validly issued, fully paid and nonassessable, and no shareholder of Multi-Market Strategy has any preemptive right to subscribe or purchase in respect thereof.

	(f) Authority Relative to this Agreement. Multi-Market Strategy has the power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Multi-Market Strategy's Board of Directors and no other action by Multi-Market Strategy is necessary to authorize its officers to effectuate this Agreement and the transactions contemplated hereby. Multi-Market Strategy is not subject to any provision of its Charter or By-laws, nor is Multi-Market Strategy a party to or obligated under any charter, by-law, indenture or contract provision or any other commitment or obligation, or subject to any order or decree, that would be violated by its executing and carrying out this Agreement and the transactions contemplated hereby.

	(g) Liabilities. There are no liabilities of Multi-Market Strategy, whether or not determined or determinable, other than liabilities disclosed or provided for in the Multi-Market Strategy Financial Statements and liabilities incurred in the ordinary course of business or otherwise previously disclosed in writing to World Income.

	(h) Litigation. To the knowledge of Multi-Market Strategy, there are no claims, actions, suits or proceedings pending against Multi-Market Strategy. In addition, to the knowledge of Multi-Market Strategy, there are no claims, actions, suits or proceedings threatened against Multi-Market Strategy that would materially adversely affect Multi-Market Strategy or its assets or business or which would prevent or hinder consummation of the transactions contemplated hereby.

	(i) Contracts. Except for contracts, agreements, franchises, licenses or permits entered into or granted in the ordinary course of its business or disclosed in its current Registration Statement on Form N-1A filed under the Act, in each case under which no default exists, Multi-Market Strategy is not a party to or subject to any material contract, debt instrument, employee benefit plan, lease, franchise, license or permit of any kind or nature whatsoever.

	(j) Taxes. The federal income tax returns of Multi-Market Strategy have been filed for all taxable years to and including the taxable year ended October 31, 1997 and all taxes payable pursuant to such returns have been paid. The federal income tax return of Multi-Market Strategy for the taxable year ending October 31, 1998 will be filed, and any taxes payable pursuant thereto will be paid, prior to their due date. Multi-Market Strategy has qualified as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"), in respect of each taxable year since the commencement of its operations and has no reason to believe that it will not so qualify in respect of its current fiscal year.

	(k) Registration Statement. Multi-Market Strategy shall file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form N-14 (the "Registration Statement") under the Securities Act of 1933
(the "Securities Act") relating to the Multi-Market Strategy shares issuable hereunder. At the time it becomes effective, the Registration Statement (i) will comply in all material respects with the provisions of the Securities Act and the rules and regulations of the Commission thereunder (the "Regulations") and (ii) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time the Registration Statement becomes effective, at the time of the shareholders' meeting referred to in Section 1 hereof and at the Closing, the prospectus (the "Prospectus") and statement of additional information included therein (the "Statement of Additional Information"), as amended or supplemented by any amendments or supplements filed with the Commission by Multi-Market Strategy and delivered to World Income, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subsection (k) shall apply to statements in or omissions from the Registration Statement, Prospectus or Statement of Additional Information made in reliance upon and in conformity with information furnished by World Income for use in the Registration Statement, Prospectus or Statement of Additional Information as provided in Section 5(k).

	(l) No Material Adverse Change. Since October 31, 1997, there has been no material adverse change in the financial condition, results of operations, business, properties or assets of Multi-Market Strategy.

	(m) Operations in the Ordinary Course. Except as otherwise contemplated by this Agreement, Multi-Market Strategy will conduct its business in the ordinary course.


5.  Representations, Warranties and Covenants of World Income

	World Income represents and warrants to, and covenants with, Multi-Market Strategy as follows:

	(a) Organization, Existence, Etc. World Income is a corporation duly organized and validly existing under the laws of the State of Maryland and has the power to carry on its business as it is now being conducted and as described in its current effective Registration Statement on Form N-1A. World Income is qualified to do business under the laws of every jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on World Income. World Income has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as now being conducted and as described in its current effective Registration Statement on Form N-1A.

	(b) Registration as Investment Company. World Income is registered under the Act as an open-end investment company of the management type; such registration has not been revoked or rescinded and is in full force and effect.

	(c) Capitalization. The authorized capital stock of World Income consists of 3,000,000,000 shares of common stock, par value $.002. As of June 30, 1998, there were 11,097,822 outstanding shares of common stock. All of the outstanding shares of common stock of World Income have been duly authorized and are validly issued, fully paid and nonassessable. Because World Income is an open-end investment company engaged in the continuous offering and redemption of its shares, the number of outstanding shares of World Income may change prior to the Closing.

	(d) Financial Statements. The financial statements of World Income for the year ended October 31, 1997, which are audited, and for the six months ended April 30, 1998, which are unaudited (the "World Income Financial Statements"), and were previously delivered to Multi-Market Strategy, fairly present the financial position of World Income as of the date thereof and the results of its operations and changes in its net assets for the periods indicated.

	(e) Authority Relative to this Agreement. World Income has the power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of World Income and, except for approval by the shareholders of World Income, no other action by World Income is necessary to authorize its officers to effectuate this Agreement and the transactions contemplated hereby. World
Income is not subject to any provision of its Articles of Incorporation or its By-laws, nor is World Income a party to or obligated under any charter, by-law, indenture or contract provision or any other commitment or obligation, or subject to any order or decree, that would be violated by its executing and carrying out this Agreement and the transactions contemplated hereby.

	(f) Liabilities. There are no liabilities of World Income, whether or not determined or determinable, other than liabilities disclosed or provided for in the World Income
Financial Statements and liabilities incurred in the ordinary course of business subsequent to April 30, 1998 or otherwise previously disclosed in writing to Multi-Market Strategy.

	(g) Litigation. To the knowledge of World Income there are no claims, actions, suits or proceedings pending against World Income. In addition, to the knowledge of World Income, there are no claims, actions, suits or proceedings threatened against World Income that would materially adversely affect
World Income or its assets or business or which would prevent or hinder consummation of the transactions contemplated hereby.

	(h) Contracts. Except for contracts, agreements, franchises, licenses or permits entered into or granted in the ordinary course of its business, in each case under which no default exists, World Income is not a party to or subject to any material contract, debt instrument, employee benefit plan, lease, franchise, license or permit of any kind or nature whatsoever.

	(i) Taxes. The federal income tax returns of World Income, previously delivered to Multi-Market Strategy, have been filed for all taxable years to and including the taxable year ended October 31, 1997, and all taxes payable pursuant to such returns have been paid. The federal income tax return of World Income for the taxable year ending October 31, l998 will be filed, and any taxes payable pursuant thereto will be paid, prior to their due date. World Income has qualified as a regulated investment company under the Code in respect of each taxable year since the commencement of its operations and has no reason to believe that it will not so qualify in respect of its current fiscal year.

	(j) Portfolio Securities. World Income will prepare and deliver to Multi-Market Strategy at the Closing a Schedule of Investments (the "Schedule") listing all the assets owned by World Income as of the Closing. All assets to be listed on the Schedule as of the Closing will be owned by World Income free and clear of any liens, claims, charges, options and encumbrances, except as indicated in the Schedule, and, except as so indicated, none of such assets is, or after the Reorganization as contemplated hereby, will be, subject to any restrictions, legal or contractual, on the disposition thereof (including restrictions as to the public offering or sale thereof under the Securities Act) and, except as so indicated, all such assets are or will be readily marketable.

	(k) Registration Statement. In connection with the Registration Statement, World Income will cooperate with Multi-Market Strategy and will furnish to Multi-Market Strategy, as reasonably requested by Multi-Market Strategy, the information relating to World Income required by the Securities Act and the Regulations to be set forth in the Registration Statement (including the Prospectus and Statement of Additional Information). At the time the Registration Statement becomes effective, the Registration Statement, insofar as it relates to World Income, (i) will comply in all material respects with the provisions of the Securities Act and the Regulations and (ii) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time the Registration Statement becomes effective, at the time of the shareholders' meeting referred to in Section 1 hereof and at the Closing, the Prospectus and Statement of Additional Information, as amended or supplemented by any amendments or supplements filed with the Commission by Multi-Market Strategy and delivered to World Income, insofar as they relate to World Income, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (k) shall apply only to statements in or omissions from the Registration Statement, Prospectus or Statement of Additional Information made in reliance upon and in conformity with information furnished by World Income for use in the Registration Statement, Prospectus or Statement of Additional Information as provided in this subsection (k).

	(l) No Material Adverse Change. Since October 31, 1997 there has been no material adverse change in the financial condition, results of operations, business, properties or assets of World Income.

	(m) Operations in the Ordinary Course. Except as otherwise contemplated by this Agreement, World Income will conduct its business in the ordinary course.


6.  Conditions to Obligations of World Income

	The obligations of World Income hereunder with respect to the consummation of the Reorganization as it relates to World Income are subject to the satisfaction of the following conditions:

	(a) Approval by Shareholders. This Agreement and the transactions contemplated by the Reorganization shall have been approved by the affirmative vote of a majority of the outstanding shares of World Income entitled to be voted with respect thereto.

	(b) Covenants, Warranties and Representations. Multi-Market Strategy shall have complied with each of its covenants contained herein, each of the representations and warranties of Multi-Market Strategy contained herein shall be true in all material respects as of the Closing, there shall have been no material adverse change in the financial condition, results of operations, business, properties or assets of Multi-Market Strategy since October 31, 1997 and World Income shall have received a certificate of the President of Multi-Market Strategy satisfactory in form and substance to World Income so stating.

	(c) Regulatory Approval. The Registration Statement shall have been declared effective by the Commission and no stop order under the Securities Act pertaining thereto shall have been issued; all necessary orders or exemptions under the Act with respect to the transactions contemplated hereby shall have been granted by the Commission; and all necessary approvals, registrations, and exemptions under federal and state laws shall have been obtained.

	(d) Tax Opinion. World Income shall have received the opinion of Seward & Kissel, dated as of the Closing, addressed to it and in form and substance satisfactory to World Income, as to certain of the federal income tax consequences of the Reorganization under the Code to Multi-Market Strategy, World Income and the shareholders of World Income. For purposes of rendering the opinion, Seward & Kissel may rely exclusively and without independent verification as to factual matters upon the statements made in this Agreement and the Registration Statement, and upon such other written representations as to matters of fact as an executive officer of each of World Income and Multi-Market Strategy will have verified as of the Closing. The opinion of Seward & Kissel will be to the effect that, based on the facts and assumptions stated therein, for federal income tax purposes: (i) the Reorganization will constitute a reorganization within the meaning of section 368(a) of the Code and that World Income and Multi-Market Strategy will each be "a party to a reorganization" within the meaning of section 368(b) of the Code; (ii) World Income or Multi-Market Strategy will not recognize any gain or loss upon the transfer of all the assets of World Income to Multi-Market Strategy in exchange for Multi-Market Strategy Shares and the assumption by Multi-Market Strategy of the liabilities of World Income pursuant to this Agreement or upon distribution of Multi-Market Strategy Shares to shareholders of World Income in exchange for their World Income Shares; (iii) the shareholders of World Income who receive Multi-Market Strategy Shares pursuant to the Reorganization will not recognize any gain or loss upon the exchange of their World Income Shares for Multi-Market Strategy Shares (including any fractional share interests they are deemed to have received) in the Reorganization; (iv) the aggregate tax basis of the Multi-Market Strategy Shares received by each shareholder of World Income will be the same as the aggregate tax basis of the World Income Shares surrendered in the exchange; (v) the holding period of Multi-Market Strategy Shares received by each shareholder of World Income will include the holding period of the World Income Shares that are surrendered in exchange therefor, provided that the World Income Shares constitute capital assets of such shareholder at the Closing; (vi) the holding period and tax basis of the assets of World Income acquired by Multi-Market Strategy will be the same as the holding period and tax basis that World Income had in such assets immediately prior to the Reorganization; and (vii) Multi-Market Strategy will succeed to the capital loss carryovers of World Income, if any, pursuant to section 381 of the Code, but the use by Multi-Market Strategy of any such capital loss carryovers (and of Multi-Market Strategy's own capital loss carryovers) may be subject to limitation under section 383 of the Code.

	(e) Opinion of Counsel. World Income shall have received the opinion of Seward & Kissel, as counsel for Multi-Market Strategy, dated as of the Closing, addressed to and in form and substance satisfactory to World Income, to the effect that: (i) Multi-Market Strategy is a corporation duly organized and validly existing under the laws of the State of Maryland; (ii) Multi-Market Strategy is a non-diversified, open-end investment company of the management type registered under the Act; (iii) this Agreement and the Reorganization provided for herein and the execution of this Agreement have been duly authorized and approved by requisite action of Multi-Market Strategy, and this Agreement has been duly executed and delivered by Multi-Market Strategy and is a valid and binding obligation of Multi-Market Strategy, subject to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws or court decisions regarding enforcement of creditors' rights generally, and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); (iv) the Registration Statement has been declared effective under the Securities Act and to Seward & Kissel's knowledge no stop order has been issued or threatened suspending its effectiveness; (v) to Seward & Kissel's knowledge, no consent, approval, order or other authorization of any federal or state court or administrative or regulatory agency, other than the acceptance of Articles of Transfer by the Maryland State Department of Assessments and Taxation, is required for Multi-Market
Strategy to enter into this Agreement or carry out its terms that will not have been obtained by the Closing, other than as may be required under the securities or "blue sky" laws of any state and other than where the failure to obtain any such consent, approval, order or authorization would not have a material adverse effect on the operations of Multi-Market Strategy; and (vi) the Class C shares of Multi-Market Strategy to be issued in the Reorganization have been duly authorized and upon issuance thereof in accordance with this Agreement will be validly issued, fully paid and nonassessable, and no shareholder of Multi-Market Strategy has any preemptive right to subscribe or purchase in respect thereof.

	(f) Non-Termination. The parties shall not have terminated this Agreement pursuant to Section 8(c) hereof.

	(g) Further Assurances. World Income shall have received such further assurances, including, but not limited to, further assurances from Multi-Market Strategy or any other person, concerning the performance of its obligations hereunder and the consummation of the Reorganization as it shall deem necessary, advisable or appropriate.


7.  Conditions to Obligations of Multi-Market Strategy

	The obligations of Multi-Market Strategy hereunder with respect to the consummation of the Reorganization are subject to the satisfaction of the following conditions:

	(a) Approval by Shareholders. This Agreement and the transactions contemplated by the Reorganization shall have been approved by the affirmative vote of a majority of the outstanding shares of World Income entitled to be voted with respect thereto.

	(b) Covenants, Warranties and Representations. World Income shall have complied with each of its covenants contained herein. Each of the representations and warranties of World Income contained herein shall be true in all material respects as of the Closing, there shall have been no material adverse change in the financial condition, results of operations, business, properties or assets of World Income since October 31, 1997, and Multi-Market Strategy shall have received a certificate of the President of World Income satisfactory in form and substance to Multi-Market Strategy so stating.

	(c) Portfolio Securities. All securities and other assets to be acquired by Multi-Market Strategy in the Reorganization shall have been approved for acquisition by the investment adviser of Multi-Market Strategy as consistent with the investment policies of Multi-Market Strategy, and all such securities and other assets on the books of World Income that are not readily marketable shall be valued on the basis of an evaluation acceptable to World Income and Multi-Market
Strategy at the expense of World Income.

	(d) Regulatory Approval. The Registration Statement shall have been declared effective by the Commission and no stop order under the Securities Act pertaining thereto shall have been issued; all necessary orders of exemption under the Act with respect to the transactions contemplated hereby shall have been granted by the Commission, and all necessary approvals, registrations, and exemptions under federal and state laws shall have been obtained.

	(e) Tax Opinion. Multi-Market Strategy shall have received the opinion of Seward & Kissel, counsel to World Income, dated as of the Closing, addressed to and in form and substance satisfactory to Multi-Market Strategy, as to certain of the federal income tax consequences of the Reorganization under the Code to Multi-Market Strategy, World Income and the shareholders of World Income. For purposes of rendering the opinion, Seward & Kissel may rely exclusively and without independent verification as to factual matters upon the statements made in this Agreement and the Registration
Statement, and upon such other written representations as to matters of fact as an executive officer of each of World
Income and Multi-Market Strategy will have verified as of the Closing. The opinion of Seward & Kissel will be to the effect that, based on the facts and assumptions stated therein, for federal income tax purposes: (i) the Reorganization will constitute a reorganization within the meaning of section
368(a) of the Code and that World Income and Multi-Market
Strategy will each be "a party to a reorganization" within the meaning of section 368(b) of the Code; (ii) neither World
Income nor Multi-Market Strategy will recognize any gain or loss upon the transfer of all the assets of World Income to Multi-Market Strategy in exchange for Multi-Market Strategy
Shares and the assumption by Multi-Market Strategy of the liabilities of World Income pursuant to this Agreement or upon the distribution of Multi-Market Strategy Shares to shareholders of World Income in exchange for their respective
World Income Shares; (iii) the holding period and tax basis of the assets of World Income acquired by Multi-Market Strategy will be the same as the holding period and tax basis that World Income had in such assets immediately prior to the Reorganization; and (iv) Multi-Market Strategy will succeed to the capital loss carryovers of World Income, if any, pursuant to section 381 of the Code, but the use by Multi-Market
Strategy of any such capital loss carryovers (and of Multi-
Market Strategy's own capital loss carryovers) may be subject to limitation under section 383 of the Code.

	(f) Opinion of Counsel. Multi-Market Strategy shall have received the opinion of Seward & Kissel, as counsel for World Income, dated as of the Closing, addressed to and in form and substance satisfactory to Multi-Market Strategy, to the effect that (i) World Income is a corporation duly organized under the laws of the State of Maryland; (ii) World Income is a non-diversified, open-end investment company of the management type registered under the Act; (iii) this Agreement and the Reorganization provided for herein and the execution of this Agreement have been duly authorized and approved by requisite action of World Income, and this Agreement has been duly executed and delivered by World Income, and is a valid and binding obligation of World Income, subject to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws or court decisions regarding enforcement of creditors' rights generally, and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); (iv) the Reorganization has been approved by the requisite vote of the shareholders of World Income; and (v) to Seward & Kissel's knowledge, no consent, approval, order or other authorization of any federal or state court or administrative or regulatory agency, other than the acceptance of Articles of Transfer by the Maryland State Department of Assessments and Taxation, is required for World Income to enter into this Agreement or carry out its terms that will not have been obtained by the Closing other than where the failure to obtain any such consent, approval, order or authorization would not have a material adverse effect on the operations of World Income.

	(g) Non-Termination. The parties shall not have terminated this Agreement pursuant to Section 8(c) hereof.

	(h) Further Assurances. Multi-Market Strategy shall have received such further assurances, including, but not limited to, further assurances from World Income or any other person, concerning the performance of their obligations hereunder and the consummation of the Reorganization as it shall deem necessary, advisable or appropriate.


8.  Amendments; Waivers; Termination; Survival; Cooperation

	(a) Amendments. World Income and Multi-Market Strategy may, by agreement in writing authorized by their respective Boards of Directors, amend this Agreement at any time before or after approval hereof by the shareholders of World Income, but after such approval, no amendment shall be made that materially alters the obligations of any party hereto.

	(b) Waivers. At any time prior to the Closing, any party may by written instrument signed by it (i) waive the effect of any inaccuracies in the representations and warranties made to it contained herein and (ii) waive compliance with any of the covenants or conditions made for its benefit contained herein.

	(c) Termination. Each party may terminate this Agreement at any time prior to the Closing by notice to the other party if (i) a material condition to its performance hereunder or a material covenant of the other party contained herein shall not be fulfilled on or before the date specified for the fulfillment thereof or (ii) a material default or material breach of this Agreement shall be made by the other party. This Agreement may be terminated at any time prior to the Closing, whether before or after approval by the shareholders of World Income, without liability on the part of either party hereto or its respective
Board of Directors, officers or shareholders, by any party on notice to the other party in the event that the Board of Directors of the party giving such notice determines that proceeding with this Agreement is not in the best interest of that party's shareholders. Unless the parties hereto shall otherwise agree in writing, this Agreement shall terminate, without liability to any party, as of the close of business on October 31, 1999 if the Closing is not held on or prior to such date.

	(d) Survival. No representations, warranties or covenants in or pursuant to this Agreement (including certificates of officers) shall survive the Reorganization.

	(e) Cooperation. Each of the parties hereto will cooperate with the other in fulfilling its obligations under this Agreement and will provide such information and documentation as is reasonably requested by the other in carrying out the terms hereof.


9.  Expenses

	Alliance Capital Management L.P., the investment adviser to each party hereto, will bear all expenses incurred in connection with this Agreement, and all transactions contemplated hereby, whether or not the Reorganization is consummated; provided, however, that World Income shall bear any cost or expense incurred through the time of the Closing for purposes of satisfying the conditions set forth in Section 7(c) above.


10.  General

	This Agreement supersedes all prior agreements between the parties (written or oral), is intended as a complete and exclusive statement of the terms of the Agreement between the parties and may not be changed or terminated orally. This Agreement may be executed in counterparts, which shall be considered one and the same agreement, and shall become effective when the counterparts have been executed by Multi-Market Strategy and World Income and delivered to each of the parties hereto.
The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.
This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in New York.


	IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


ALLIANCE MULTI-MARKET STRATEGY
	TRUST, INC.



By: /s/ Edmund P. Bergan, Jr.
	    Edmund P. Bergan, Jr.
	    Secretary


ALLIANCE WORLD INCOME TRUST,
INC.



By: /s/ Edmund P. Bergan, Jr.
	   Edmund P. Bergan, Jr.
  Secretary


Accepted and agreed to as to Section 9:

ALLIANCE CAPITAL MANAGEMENT L.P.


By: Alliance Capital Management
Corporation, its General Partner


By:  /s/ John D. Carifa
 John D. Carifa
 President, Chief Operating Officer
	and Director

00250.243 #34956